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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use, in this Registration Statement of TIB Financial Corp. on Form S-1, of our report dated February 21, 1997, except for Note O, as to which the date is February 25, 1997, appearing in the Prospectus and to references to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

                                   BRICKER & MELTON, P.A.

March 26, 1997
Duluth, Georgia